UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 24, 2005

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One High Ridge Park, Stamford, Connecticut 06905

(Address of principal executive offices)

(203) 461-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

ITEM 7.01. Regulation FD Disclosure.

The following is an update to the disclosure contained under the heading “Outlook” in Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained on page 24 of the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

Outlook

In the Packaging segment, as a result of improved mill operating performance over the last several quarters, inventory levels of bleached board have increased. The company’s order backlogs for paperboard in mid May were unchanged from the end of the first quarter and were below the strong levels of the second quarter of 2004. Shipments in the second quarter are expected to be at or below the record level of second quarter 2004. Therefore, in order to manage inventory at appropriate levels, the company plans to take 30,000 to 50,000 tons of downtime in bleached paperboard during the second quarter. The cost of the downtime in the quarter is estimated to be approximately $8 million to $12 million. If necessary, the company will take additional downtime in bleached or other paperboard grades to manage its inventory levels. The company previously reported that it plans in the third quarter to shut down indefinitely a small bleached paperboard machine with 130,000 tons of annual capacity. Because of improved operating performance, the company expects to maintain its overall annual production capacity of 1.7 million tons despite the planned shutdown. In the company’s consumer packaging businesses, results in the second quarter are expected to be seasonally stronger than the first quarter, although lower than second quarter of 2004 due to higher raw material costs, softness in beverage and health care markets and weaker demand and delays in customer orders for media and entertainment packaging. Due to these and other factors, the company expects results for the Packaging segment to be at or below the level of the second quarter of 2004.

In the Consumer & Office Products segment, results are expected to be seasonally stronger than in the first quarter, although below the level of the second quarter of 2004, due to higher raw material costs and weaker demand in some consumer markets. Second quarter shipments may also be affected by the timing of orders for the back-to-school selling season which spans the second and third quarters of the year. In the Specialty Chemicals segment, results are expected to be seasonally stronger than in the first quarter, although below the level of the second quarter of 2004, affected by higher raw material costs and weaker demand in automotive markets.

Higher costs for raw materials, energy, and freight, not yet recovered through higher selling prices, affected all of the company’s businesses in the first quarter of 2005. These costs are expected to continue to affect results in the second quarter and be significantly higher than in the second quarter of 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEADWESTVACO CORPORATION

By	/s/ John J. Carrara
John J. Carrara
Associate General Counsel and Assistant Secretary

Date: May 24, 2005